Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

April 15, 2016

Zayo Group, LLC
Zayo Capital, Inc.
1805 29th Street, Suite 2050

Boulder, Colorado 80301

Re:	Zayo Group, LLC and Zayo Capital, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Zayo Group, LLC, a Delaware limited liability company (the “Company”), Zayo Capital, Inc., a Delaware corporation (together with the Company, the “Issuers”), and certain of the Company’s subsidiaries listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, and the offering by the Issuers pursuant thereto of up to $550,000,000 aggregate principal amount of the Issuers’ 6.375% senior notes due 2025 (the “Exchange Notes”) and the guarantees by the Guarantors of the Issuers’ obligations under the Exchange Notes pursuant to the terms of the Indenture (the “Guarantees”), in exchange for a like principal amount of the Issuers’ outstanding 6.375% senior notes due 2025 (the “Outstanding Notes”).

The Outstanding Notes were issued pursuant to the Indenture (as supplemented, the “Indenture”), dated as of May 6, 2015, among the Issuers, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the Exchange Notes and the Guarantees (collectively, the “Documents”) and such other documents, corporate records, certificates of officers of the Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors listed on Annex A, other than those Guarantors identified as a “Specified Guarantor”, is a validly existing corporation or limited liability company or other entity in good standing under the laws of its state of formation, has all requisite corporate or other entity power to execute, deliver, and perform its obligations under the Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action; and do not violate any law, rule, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.              With respect to the Exchange Notes, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute legal, valid, and binding obligations of the Issuers enforceable against the Issuers in accordance with their respective terms.

2.              With respect to the Guarantees, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Guarantees will constitute legal, valid, and binding obligations of the Guarantors enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York, (ii) for the purposes of paragraphs 1 and 2 above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and (iii) for the purposes of paragraph 2 above, the California Corporations Code and the Texas Limited Liability Company Law.  This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the California Corporations Code and the Texas Limited Liability Company Law and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.            The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other

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laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article VII of the Certificate of Incorporation of FiberNet Telecom, Inc.

C.            We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver  (whether or not stated as such) under the Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision that would require payment of any unamortized original issue discount (including any original issue discount effectively created by payment of a fee); (vi) any purported fraudulent transfer “savings” clause; (vii) any provision in any Document waiving the right to object to venue in any court; (viii) any agreement to submit to the jurisdiction of any Federal court; (ix) any waiver of the right to jury trial or (x) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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Annex A

GUARANTORS

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
Zayo Colocation, LLC	Limited Liability Company	Delaware	Yes
Zayo Professional Services, LLC	Limited Liability Company	Delaware	Yes
FiberNet Telecom, Inc.	Corporation	Delaware	Yes
Local Fiber, LLC	Limited Liability Company	New York	Yes
Fiberlink, LLC	Limited Liability Company	Illinois	No
USCarrier, LLC	Limited Liability Company	Delaware	Yes
Access Communications, Inc.	Corporation	Minnesota	No
AboveNet Communications, LLC	Limited Liability Company	Delaware	Yes
Colo Facilities Atlanta, LLC	Limited Liability Company	Georgia	No
Zayo Corelink Acquisition Sub, LLC	Limited Liability Company	Delaware	Yes
Ideatek Systems, Inc.	Corporation	Kansas	No
Latisys SPV, Inc.	Corporation	California	Yes
Latisys-Ashburn, LLC	Limited Liability Company	Delaware	Yes
Latisys-Ashburn Holdings Corp.	Corporation	Delaware	Yes
Latisys-Chicago, LLC	Limited Liability Company	Delaware	Yes
Latisys-Chicago Holdings Corp.	Corporation	Delaware	Yes
Latisys Corp.	Corporation	Delaware	Yes
Latisys-Denver, LLC	Limited Liability Company	Delaware	Yes
Latisys Holdings Corp.	Corporation	Delaware	Yes

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Latisys-Irvine, LLC	Limited Liability Company	Delaware	Yes
Latisys-Irvine Properties, LLC	Limited Liability Company	Delaware	Yes
Allstream Fiber U.S., Inc.	Corporation	Delaware	Yes
Clearview International, LLC	Limited Liability Company	Texas	Yes
CVMS Waco Data Partners, LLC	Limited Liability Company	Texas	Yes

A-2